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                                   L90, INC.

                        SERIES C REGISTRATION AGREEMENT
                        -------------------------------


          THIS AGREEMENT is made as of September 22, 1999, among L90, Inc., a Delaware corporation (the "Company"), and the purchasers (each an "Investor," and collectively, the "Investors") of shares of Series C Preferred Stock of the Company pursuant to the Series C Preferred Stock Purchase Agreement of even date herewith (the "Purchase Agreement").

          The parties to this Agreement are parties to the Purchase Agreement. In order to induce the Investors to enter into the Purchase Agreement, the Company has agreed to provide the registration rights set forth in this Agreement. The execution and delivery of this Agreement is a condition to the Closing under the Purchase Agreement. Unless otherwise provided in this Agreement, capitalized terms used herein shall have the meanings set forth in paragraph 8 hereof.

          The parties hereto agree as follows:

          1.   Required Registration at Initial Public Offering.  When the
               ------------------------------------------------
Company files a registration statement (the "Registration Statement") in connection with a firm commitment underwritten initial public offering of its Common Stock, led by an investment bank with a national reputation, under the Securities Act (the "Initial Public Offering"), the Company shall include therein all of the Registrable Securities so as to allow the Investors to effect re-sales of their Registrable Securities. Following the effectiveness of the Registration Statement, the Company may, at any time, suspend the effectiveness of the Registration Statement for up to 30 days, as appropriate (a "Suspension Period"), by giving notice to each Investor, if the Company shall have determined, through the good faith determination of the Board, that the Company may be required to disclose any material corporate development which disclosure may have a material adverse effect on the Company. Notwithstanding the foregoing, no more than two Suspension Periods may occur in any continuous 12-month period. The period of any such suspension of the Registration Statement shall be added to the period of time the Company agrees to keep the Registration Statement effective as provided in Section 4(b). The Company shall use its best efforts to limit the duration and number of any Suspension Periods. Each Investor agrees that, upon receipt of any notice from the Company of a Suspension Period, such Investor shall forthwith discontinue disposition of Registrable Securities covered by the Registration Statement or prospectus until such Investor (i) is advised in writing by the Company that the use of the applicable prospectus may be resumed, (ii) has received copies of a supplemental or amended prospectus, if applicable, and (iii) has received copies of any additional or supplemental filings which are incorporated or deemed to be incorporated by reference in such prospectus.

          2.   Management of Process; Selection of Underwriters.  The Company
               ------------------------------------------------
shall have the exclusive right to determine when and whether to file the Registration Statement and shall have
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the exclusive right to select the investment banker(s) and manager(s) to administer the Initial Public Offering.

     3.   Holdback Agreements.  Notwithstanding that its Registrable Securities
          -------------------
are included in the Registration Statement, each Investor agrees that it shall not effect any sale or distribution or other disposition of equity securities of the Company, including any Registrable Securities, or any securities convertible into or exchangeable or exercisable for such equity securities, during the period beginning the 30 days prior to the filing of the Registration Statement and ending 180 days after the date of the commencement of the Initial Public Offering. During the period between 181 days and 270 days after the date of the commencement of the Initial Public Offering, each Investor may sell up to one-half ( 1/2) of the Registrable Securities it then holds, and beginning 271 days after the date of the commencement of the Initial Public Offering, the Investors may sell all of their Registrable Securities. This holdback covenant is for the benefit of the Company and the underwriters of the Initial Public Offering, and may be enforced by any of them, including the seeking and obtaining of equitable relief. Nothing herein is intended, nor shall be deemed, to negate or affect the Investors' obligations under the antifraud provisions of applicable federal and state securities laws.

     4.   Registration Procedures.  In connection with its obligations
          -----------------------
hereunder, the Company shall do the following:

          (a) before filing the Registration Statement or prospectus therein or any amendments or supplements thereto, the Company shall furnish to the counsel selected by the holders of a majority of the Registrable Securities copies of all such documents proposed to be filed, which documents shall be subject to the expeditious review and comment of such counsel with respect to the Investors and their Registrable Securities;

          (b) notify each holder of Registrable Securities of the effectiveness of the Registration Statement and prepare and file with the Securities and Exchange Commission such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to keep the Registration Statement effective for a period of not less than two years and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by the Registration Statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in the Registration Statement; provided that upon the date that is one year from the Initial Public Offering, the Company may, in its discretion and so long as it is eligible, amend the Registration Statement to Form S-3;

          (c) furnish to each seller of Registrable Securities such number of copies of the Registration Statement, each amendment and supplement thereto, the prospectus included in the Registration Statement (including each preliminary prospectus) and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

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          (d) use commercially reasonable efforts to register or qualify such
Registrable Securities under such other securities or blue sky laws of such jurisdictions as any seller reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller (provided that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction);

          (e) notify each seller of such Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of any such seller, the Company shall prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

          (f) cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed and, if not so listed, to be listed on the NASD automated quotation system and, if listed on the NASD automated quotation system, use commercially reasonable efforts to secure designation of all such Registrable Securities covered by such registration statement as a NASDAQ "national market system security" within the meaning of Rule 11Aa2-1 of the Securities and Exchange Commission or, failing that, to secure NASDAQ authorization for such Registrable Securities and, without limiting the generality of the foregoing, to arrange for at least two market makers to register as such with respect to such Registrable Securities with the NASD;

          (g) provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of the Registration Statement;

          (h) enter into such customary agreements (including underwriting agreements in customary form) and take all such other actions as the holders of a majority of the Registrable Securities being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities;

          (i) make available for inspection by any seller of Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors, employees and independent accountants to supply all information reasonably

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requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement;

          (j) otherwise use its best efforts to comply with all applicable rules and regulations of the Securities and Exchange Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first day of the Company's first full calendar quarter after the effective date of the Registration Statement, which earnings statement shall satisfy the provisions of
Section 11(a) of the Securities Act and Rule 158 thereunder;

          (k) permit any holder of Registrable Securities which holder, in its reasonable judgment (upon the advice of its counsel), might be deemed to be an underwriter or a controlling person of the Company, to participate in the preparation of the Registration Statement and to require the insertion therein of material, furnished to the Company in writing, which in the reasonable judgment of such holder and its counsel should be included; and

          (l) in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any common stock included in such registration statement for sale in any jurisdiction, the Company shall use commercially reasonable efforts promptly to obtain the withdrawal of such order.

     5.   Registration Expenses.
          ---------------------

          (a) All expenses incident to the Company's performance of or compliance with this Agreement, including without limitation all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, fees and disbursements of custodians, and fees and disbursements of counsel for the Company and all independent certified public accountants, underwriters (excluding discounts and commissions which shall be borne pro rata by the holders of Registrable Securities included in such registration) and other Persons retained by the Company (all such expenses being herein called "Registration Expenses"), shall be borne as provided in this Agreement, except that the Company shall, in any event, pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance and the expenses and fees for listing the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed or on the NASD automated quotation system.

          (b) To the extent Registration Expenses are not required to be paid by the Company, each holder of securities included in any registration hereunder shall pay those Registration Expenses allocable to the registration of such holder's securities so included, and any

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Registration Expenses not so allocable shall be borne by all sellers of securities included in such registration in proportion to the aggregate selling price of the securities to be so registered.

     6.   Indemnification.
          ---------------

          (a) The Company agrees to indemnify, to the extent permitted by law, each holder of Registrable Securities, its officers and directors and each Person who controls such holder (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses caused by any untrue or alleged untrue statement of material fact contained in the Registration Statement, prospectus or preliminary prospectus included therein or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by such holder expressly for use therein or by such holder's failure to deliver a copy of the Registration Statement or prospectus included therein or any amendments or supplements thereto after the Company has furnished such holder with a sufficient number of copies of the same. In connection with an underwritten offering, the Company shall indemnify such underwriters, their officers and directors and each Person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the holders of Registrable Securities.

          (b) In connection with the Registration Statement, each such holder shall furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with the Registration Statement or prospectus therein and, to the extent permitted by law, shall indemnify the Company, its directors and officers and each Person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of material fact contained in the Registration Statement, prospectus or preliminary prospectus therein or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such holder; provided that the obligation to indemnify shall be individual, not joint and several, for each holder and shall be limited to the net amount of proceeds received by such holder from the sale of Registrable Securities pursuant to the Registration Statement.

          (c) Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any Person's right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (ii) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the

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indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

          (d) The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and shall survive the transfer of securities. The Company also agrees to make such provisions, as are reasonably requested by any indemnified party, for contribution to such party in the event the Company's indemnification is unavailable for any reason.

     7.   Participation in Underwritten Registrations.  No Person may
          -------------------------------------------
participate in any registration hereunder which is underwritten unless such Person (i) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements; provided that no holder of Registrable Securities included in any underwritten registration shall be required to make any representations or warranties to the Company or the underwriters (other than representations and warranties regarding such holder, such holder's Registrable Securities and such holder's intended method of distribution) or to undertake any indemnification obligations to the Company or the underwriters with respect thereto, except as otherwise provided in paragraph 6 hereof.

     8.   Definitions.
          -----------

          (a) "Registrable Securities" means (i) any Common Stock issued upon
               ----------------------
conversion of any Series C Preferred Stock or upon exercise of the Warrants issued pursuant to the Purchase Agreement and (ii) any Common Stock issued or issuable with respect to the securities referred to in clause (i) above by way of a stock dividend or stock split or in connection with a combination of
shares, recapitalization, merger, consolidation or other reorganization.   As to
any particular Registrable Securities, such securities shall cease to be Registrable Securities when they have been (i) distributed to the public pursuant to a offering registered under the Securities Act, or (ii) sold to the public through a broker, dealer or market maker in compliance with Rule 144 under the Securities Act (or any similar rule then in force). For purposes of this Agreement, a Person shall be deemed to be a holder of Registrable Securities, and the Registrable Securities shall be deemed to be in existence, whenever such Person has the right to acquire directly or indirectly such Registrable Securities upon conversion.

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

          (b) Unless otherwise stated, other capitalized terms contained herein have the meanings set forth in the Purchase Agreement.

     9.   Miscellaneous.
          -------------

          (a) No Inconsistent Agreements.  The Company shall not hereafter enter
              --------------------------
into any agreement with respect to its securities which is inconsistent with or violates the rights granted to the holders of Registrable Securities in this Agreement.

          (b) Remedies.  Any Person having rights under any provision of this
              --------
Agreement shall be entitled to enforce such rights specifically to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that, in addition to any other rights and remedies existing in its favor, any party shall be entitled to specific performance and/or other injunctive relief from any court of law or equity of competent jurisdiction (without posting any bond or other security) in order to enforce or prevent violation of the provisions of this Agreement.

          (c) Amendments and Waivers.  Except as otherwise provided herein, the
              ----------------------
provisions of this Agreement may be amended or waived only upon the prior written consent of the Company and holders of at least a majority of the Registrable Securities.

          (d) Successors and Assigns.  All covenants and agreements in this
              ----------------------
Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and permitted assigns of the parties hereto whether so expressed or not. The Company shall not, directly or indirectly, enter into any merger, consolidation or reorganization in which the Company is not the surviving corporation unless the proposed surviving corporation, prior to the merger, consolidation or reorganization, agrees in writing to assume the obligations of the Company under this Agreement, and for that purpose references herein to "Registrable Securities" shall be deemed to be references to the securities to which holders of Registrable Securities would be entitled to receive in exchange for Registrable Securities in any such merger, consolidation or reorganization unless such securities were registered under the Securities Act in connection with the merger, consolidation or reorganization.

          (e) Severability.  Whenever possible, each provision of this Agreement
              ------------
shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

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

          (f) Counterparts.  This Agreement may be executed simultaneously in
              ------------
two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement.

          (g) Descriptive Headings.  The descriptive headings of this Agreement
              --------------------
are inserted for convenience only and do not constitute a part of this Agreement.

          (h) Governing Law. All issues and questions concerning the
              -------------
construction, validity, interpretation and enforcement of this Agreement and the exhibits and schedules hereto shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

          (i) Notices.  All notices, demands or other communications to be given
              -------
or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally to the recipient, sent to the recipient by reputable overnight courier service (charges prepaid) or mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notices, demands and other communications shall be sent to each Investor at the address indicated on the Schedule of Investors and to the Company at the address indicated below:

                         L90, Inc.
                         2020 Santa Monica Blvd., Suite 400
                         Santa Monica, CA 90404
                         Attn:  Executive Financial Officer

     with a copy to:

                         Paul Hastings Janofsky & Walker LLP
                         555 South Flower Street, 23/rd/ Floor
                         Los Angeles, CA  90071
                         Attn:  Robert A. Miller, Jr.

          (j) Arbitration.  Each of the parties hereto agrees that in the event
              -----------
of any dispute arising between parties arising out of or relating to this Agreement or its breach, such dispute shall be resolved pursuant to the pre-dispute arbitration agreement attached as Exhibit F to the Purchase Agreement.
                                          ---------

                            *     *     *     *    *

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              IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


                              L90, INC.
                              ---------


                              By: /s/ John C. Bohan
                                 _________________________________
                                 Name: John C. Bohan
                                 Title: President and CEO


                              INVESTORS:


                              RARE MEDIUM GROUP, INC.


                              By: /s/ Robert Lewis
                                 _________________________________
                                 Name: Robert Lewis
                                 Title: Vice President


                              DEVELOPMENT VENTURES (TWO) INC.


                              By: /s/ Randall Weisenburger
                                 __________________________________
                                 Name: Randall Weisenburger
                                 Title: Chief Financial Officer



              [Signature page to Series C Registration Agreement]

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